Exhibit 99.1

Coeptis Therapeutics Executes Binding Letter of Intent to Acquire

AI-Powered Marketing Solutions for Biotech, Pharmaceutical and Other Industries

The Acquisition of NexGenAI Affiliates Network Expands Company’s Capabilities and Drives Innovation, Operational Efficiency, and Opportunity for Growth

WEXFORD, PA., December 3, 2024 -- - Coeptis Therapeutics Holdings, Inc. (Nasdaq: COEP) (the "Company" or "Coeptis"), a biopharmaceutical company developing innovative cell therapy platforms for cancer, autoimmune, and infectious diseases, is pleased to announce the execution of a Binding Letter of Intent for the acquisition of NexGenAI Affiliates Network, a platform developed by NexGenAI Solutions Group and its affiliates (“NexGenAI”) that offers AI-powered marketing software and robotic process automation (“RPA”) capabilities. By integrating AI-powered solutions and RPA tools, Coeptis not only enhances its operational efficiency but also positions itself to leverage these advanced technologies for broader applications, creating new opportunities for growth while maintaining its primary focus on biopharmaceutical innovation.

NexGenAI has developed a suite of innovative marketing tools that utilize AI and RPA to optimize campaigns, streamline workflows, and generate actionable insights. By acquiring these assets, Coeptis will bring these state-of-the-art solutions to companies seeking to overcome marketing challenges in competitive and highly regulated sectors, particularly in the biotech, pharmaceutical and multi-level marketing (“MLM”) industries. These tools will help companies run smarter, more efficient marketing campaigns, saving time and resources while staying compliant with strict regulations.

Dave Mehalick, President and CEO of Coeptis Therapeutics commented, “We are excited to integrate NexGenAI Affiliates Network and groundbreaking AI and RPA-driven tools into our offerings. In industries like biotech, pharma, and MLM, where competition is so high and regulatory challenges are complex, having advanced tools to optimize marketing, streamline operations, and drive measurable results is critical.”

Anshuman Dash, Lead Advisory behind the development of NexGenAI Affiliates Network commented, “The integration of NexGenAI's innovative AI-powered marketing solutions with Coeptis Therapeutics’ forward-thinking approach marks a transformative step forward. This acquisition not only validates the cutting-edge technology we’ve developed but also aligns with Coeptis’ mission to drive innovation in highly regulated industries. Together, we aim to revolutionize marketing strategies and operational efficiencies, ultimately delivering greater value to our partners and the industries we serve."

About Coeptis Therapeutics Holdings, Inc.

Coeptis Therapeutics Holdings, Inc., together with its subsidiaries including Coeptis Therapeutics, Inc. and Coeptis Pharmaceuticals, Inc., (collectively "Coeptis"), is a biopharmaceutical company developing innovative cell therapy platforms for cancer, autoimmune, and infectious diseases that have the potential to disrupt conventional treatment paradigms and improve patient outcomes. Coeptis' product portfolio and rights are highlighted by assets licensed from Deverra Therapeutics, including an allogeneic cellular immunotherapy platform and DVX201, a clinical-stage, unmodified natural killer cell therapy technology. Additionally, Coeptis is developing a universal, multi-antigen CAR T technology licensed from the University of Pittsburgh (SNAP-CAR), and the GEAR cell therapy and companion diagnostic platforms, which Coeptis is developing with VyGen-Bio and leading medical researchers at the Karolinska Institutet. Coeptis' business model is designed around maximizing the value of its current product portfolio and rights through in-license agreements, out-license agreements and co-development relationships, as well as entering into strategic partnerships to expand its product rights and offerings, specifically those targeting cancer and infectious diseases. The Company is headquartered in Wexford, PA. For more information on Coeptis visit https://coeptistx.com/.

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About NexGenAI:
NexGenAI Holding Group Inc., along with its majority-owned subsidiary NexGenAI Solutions Group, Inc., has developed a proprietary suite of advanced tools that power the NexGenAI Affiliates Network platform.  These tools, featuring AI-driven marketing software and robotic process automation capabilities, are designed to optimize campaigns, streamline operations, and provide actionable, data-driven insights. NexGenAI’s platform provides cutting-edge AI-driven solutions that revolutionize business operations across various sectors. By leveraging artificial intelligence, NexGenAI empowers companies to automate processes, optimize efficiency, and drive sustainable growth. For more information on NexgenAI go to nexgenai.io.

Cautionary Note Regarding Forward-Looking Statements

This press release and statements of our management made in connection therewith contain or may contain "forward-looking statements" (as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended). Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events or performance, and underlying assumptions, and other statements that are other than statements of historical facts. When we use words such as "may," "will," "intend," "should," "believe," "expect," "anticipate," "project," "estimate" or similar expressions that do not relate solely to historical matters, we are making forward-looking statements. Forward-looking statements are not a guarantee of future performance and involve significant risks and uncertainties that may cause the actual results to differ materially and perhaps substantially from our expectations discussed in the forward-looking statements. Factors that may cause such differences include but are not limited to: (1) the inability to maintain the listing of the Company's securities on the Nasdaq Capital Market; (2) the risk that the integration of the Deverra licensed assets will disrupt current plans and operations of the Company; (3) the inability to recognize the anticipated benefits of the newly-licensed assets, which may be affected by, among other things, competition, the ability of the Company to grow and manage growth economically and hire and retain key employees; (4) the risks that the Company's products in development or the newly-licensed assets fail clinical trials or are not approved by the U.S. Food and Drug Administration or other applicable regulatory authorities; (5) costs related to integrating the newly-licensed Deverra assets and pursuing the contemplated asset development paths; (6) changes in applicable laws or regulations; (7) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; and (8) the impact of the global COVID-19 pandemic on any of the foregoing risks and other risks and uncertainties identified in the Company's filings with the Securities and Exchange Commission (the "SEC"). The foregoing list of factors is not exclusive. All forward-looking statements are subject to significant uncertainties and risks including, but not limited, to those risks contained or to be contained in reports and other filings filed by the Company with the SEC. For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release. Additional factors are discussed in the Company's filings made or to be made with the SEC, which are available for review at www.sec.gov. We undertake no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof unless required by applicable laws, regulations, or rules.

Contacts

Coeptis Therapeutics, Inc.

IR@coeptistx.com

800-478-8070

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